Exhibit 99.3

Ingles Markets, Incorporated

OFFER TO EXCHANGE

Up to $700,000,000 Aggregate Principal Amount of

5.75% Senior Notes due 2023

(CUSIP Numbers 457030AH7 and U45690AD3)

for

a Like Principal Amount of

5.75 % Senior Notes due 2023

that have been registered under the Securities Act of 1933, as amended

Pursuant to the Prospectus Dated , 2013

To our Clients:

Enclosed for your consideration is a Prospectus dated , 2013 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Ingles Markets, Incorporated, a North Carolina corporation (the “Company”), to exchange up to $700,000,000 aggregate principal amount of the outstanding 5.75% Senior Notes due 2023, or the “Outstanding Notes” for a like principal amount of registered 5.75% Senior Notes due 2023, or the “Registered Notes” that are registered under the Securities Act of 1933, as amended, pursuant to a registration statement of which the prospectus is a part, upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal. The Exchange Offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of June 12, 2013, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC and SunTrust Robinson Humphrey, Inc., as the initial purchasers.

This material is being forwarded to you as the beneficial owner of the Outstanding Notes carried by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Outstanding Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2013 (such date and time, the “Expiration Date”), unless extended by the Company. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all Outstanding Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “Exchange Offer—Conditions to the Exchange Offer.”

3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Outstanding Notes, unless you obtain a properly completed bond power from us or arrange to have the Outstanding Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the Exchange Offer made by the Company with respect to the Outstanding Notes.

This will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐ Please tender the Outstanding Notes held by you for the account of the undersigned as indicated below:

5.75% Senior Notes due 2023	Aggregate Principal Amount of Outstanding Notes

$ (must be in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof)
☐ Please do not tender the Outstanding Notes held by you for the account of the undersigned.

Signature(s)

Name (please print):

Name (please print):

Dated: , 2013

Address(es):

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security Numbers:

None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account.